Exhibit 10.16

Execution Version

First Amendment to the Employment Agreement

between Altimmune, Inc. and Elizabeth Czerepak

This First Amendment to the Employment Agreement, effective as of January 18, 2017 (this “Amendment”), is by and between Altimmune, Inc. (“Altimmune”) and Elizabeth Czerepak (“Czerepak”).

WHEREAS, Altimmune and Czerepak are parties to that certain Employment Agreement, dated as of December 7, 2015 (the “Existing Agreement”);

WHEREAS, Altimmune and Czerepak desire to amend the Existing Agreement as set forth in this Amendment; and

WHEREAS, Section 15 of the Existing Agreement requires that any amendment to the Existing Agreement be in a written agreement executed by Czerepak and the Chairman of the Company’s Board of Directors;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 1(a) of the Existing Agreement is amended and restated in its entirety to read as follows:

“Title and Duties. During the Employment Period (as defined in Section 2 below), Czerepak shall serve as Chief Financial Officer and Executive Vice President, Corporate Development, of Altimmune and shall have such duties, responsibilities and authority commensurate with such positions, and such additional duties and responsibilities commensurate with such positions as shall be determined from time to time by the Chief Executive Officer of Altimmune (the “CEO”).”

2.	Exhibit A to the Existing Agreement is amended and restated in its entirety to read as follows:

“A “Qualified IPO” shall mean (i) an initial public offering of Altimmune’s common stock with gross proceeds to Altimmune of at least $25 million from new investors at a valuation of at least $125 million or (ii) the consummation of a transaction pursuant to which Altimmune becomes a wholly-owned subsidiary of a corporation that has a class of securities registered under Section 12 of the Securities Exchange Act of 1934.”

3.	Except as expressly amended herein, the terms and conditions of the Existing Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ALTIMMUNE, INC.		ELIZABETH CZEREPAK

By:	/s/ William Enright	/s/ Elizabeth Czerepak
Name:	William Enright
Title:	Chief Executive Officer

Signature Page to First Amendment to the Employment Agreement - Czerepak